UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

NCL CORPORATION LTD.

(Exact name of Registrant as specified in its charter)

Bermuda

(State of Incorporation)

333-128780

(Commission File Number)

20-0470163

(I.R.S. Employer Identification No.)

7665 Corporate Center Drive Miami, Florida	33126
(Address of principal executive offices)	(Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

Departure of Directors

On April 9, 2015, in connection with the proposed purchase by Genting Hong Kong Limited (“Genting”) of Crystal Cruises, Inc. (the “Purchase”), Mr. Blondel So King Tak and Mr. Kevin C. Jones notified Norwegian Cruise Line Holdings Ltd. (the “Company”), which is the direct parent company of NCL Corporation Ltd., that they were resigning from the board of directors (the “Board”) of the Company, and any subsidiaries of the Company, effective immediately. The resignations did not involve a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01    Other Events.

Genting Waiver

In connection with the Purchase, Genting delivered a waiver, dated April 9, 2015 (the “Genting Waiver”), to the Company and the other parties to the Amended and Restated Shareholders’ Agreement, dated as of January 24, 2013, as amended on November 19, 2014 (the “Shareholders’ Agreement”). Pursuant to the Genting Waiver, Genting waived certain rights that it has under the Shareholders’ Agreement including: (i) certain Board appointment rights in respect of the GHK Directors (as defined in the Shareholders’ Agreement) and (ii) certain consent, notice and consultation and information rights insofar as they relate to the Oceania Cruises and Regent Seven Seas Cruises brands operated by Prestige Cruises International, Inc. The Genting Waiver may be automatically revoked under certain circumstances.

The foregoing summary of the material terms of the Genting Waiver is qualified in its entirety by reference to the Genting Waiver, which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Waiver under Amended and Restated Shareholders’ Agreement, dated April 9, 2015 (incorporated herein by reference to Exhibit 99.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on April 10, 2015 (File No. 001-35784)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 10th day of April, 2015.

NCL CORPORATION LTD.

By:	/s/ Daniel S. Farkas
Daniel S. Farkas
Senior Vice President, General Counsel
and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Waiver under Amended and Restated Shareholders’ Agreement, dated April 9, 2015 (incorporated herein by reference to Exhibit 99.1 to Norwegian Cruise Line Holdings Ltd.’s Form 8-K filed on April 10, 2015 (File No. 001-35784)).